Exhibit 10.26

Summary of Credit Facility Contract of (the “Contract”) entered into by and between Shenzhen Sanjun Battery Co., Ltd. (“Party A”) and Bank of China Shenzhen
Futian Branch (“Party B”) on June 18, 2008.

Main Contents:

Contract Number: [2009] Zhen Zhongyin Fuer Zi No.050107

Party B provides revolving credit facility to Party A. The amount of the credit facility under this Contract is RMB19,000,000.

The term of the credit facility is from the date of this Contract to June 18th, 2010, and can be extended through mutual agreement.

Conditions to grant the credit facility:

1.	Leave the signature and chop of Party A with Party B and fill in relevant forms;

2.	Open a bank account to be used for the credit facility;

3.	Wu Hetian as the shareholder and legal representative of Party A provides personal guaranty;

4.	Party A and Party B together with Pingan Insurance enter into a Tri-Party Transfer of Compensation Agreement;

5.	Party A pays Party B a loan usage fee of 0.5% of the amount of the loan.

Security:

Wu Hetian provides maximum amount guaranty, and enters into a maximum amount guaranty agreement.

The followings are omitted:

  Representations and Warranties
  Reservation of right
  Event of Default
  Dispute Resolution